Exhibit 23








                          INDEPENDENT AUDITORS' CONSENT




We consent to inclusion in the Form 8-K of First Reliance Bancshares, Inc. of our report dated February 1, 2002, relating to the balance sheets of First Reliance Bank as of December 31, 2001 and 2000, and the related statements of income, changes in shareholders' equity, and cash flows for the years ending December 31, 2001 and, 2000 and for the period August 16, 1999 to December 31, 1999.




/s/ TOURVILLE, SIMPSON & CASKEY, L.L.P.
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Columbia, South Carolina
April 9, 2002